QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF SRK (US) CONSULTING, INC

        We hereby consent to the use by Golden Minerals Company in connection with its Registration Statement on Form S-1 and related prospectus, and any amendments and supplements thereto (the "Registration Statement"), of our reports, dated February 27, 2009, and all information derived from our reports. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading "Experts."

Date: October 14, 2009	SRK CONSULTING (US), INC.
/s/ Leah Mach Name: Leah Mach Title: Principal Resource Geologist

QuickLinks

  Exhibit 23.3
CONSENT OF SRK (US) CONSULTING, INC